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Exhibit 10.4

GOLF COURSE LEASE

between

WYNN RESORTS HOLDINGS, LLC,

and

PALO, LLC,

Landlord

and

WYNN LAS VEGAS, LLC,

Tenant

Dated October 21, 2002

i

GOLF COURSE LEASE

        THIS GOLF COURSE LEASE (this "Lease") is entered into as of the 21st day of October, 2002 by and between Wynn Resorts Holdings, LLC, a Nevada limited liability company ("Holdings"), and Palo, LLC, a Delaware limited liability company ("Palo", and together with Holdings, collectively, "Landlord"), and Wynn Las Vegas, LLC, a Nevada limited liability company ("Tenant").

WITNESSETH:

        WHEREAS, Tenant owns good and marketable title in and to the parcel of real property described on Exhibit "A" annexed hereto ("Tenant's Property") upon which Tenant intends to construct and develop a first class luxury hotel and destination casino resort (the "Hotel"); and

        WHEREAS, Holdings owns good and marketable title in and to the parcel of real property adjacent to Tenant's Property and described on Exhibit "B-1" annexed hereto and Palo owns good and marketable title in and to the parcel of real property adjacent to Tenant's Property and described on Exhibit "B-2" annexed hereto (collectively, the "Premises"); and

        WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises for the purpose of constructing and operating a golf course on the Premises ("Golf Course"), to be operated as an amenity to the Hotel and which Golf Course will include a clubhouse, restaurant, retail space and facilities ("the Clubhouse") and all structures and facilities located or to be located on the Premises (together with the Golf Course, Clubhouse and all restrooms, refreshment stands, cart storage and maintenance facilities, equipment storage, chemical storage and all infrastructure, landscaping, service areas, equipment, fixtures, trade fixtures, personal property (leased or owned), roads, paths, furnishings, bridges, tunnels, utilities and utility lines, drainage channels, storm and wastewater drains and systems, culverts, spillways, irrigation systems, water features, reservoirs, ponds, golf course tees, traps, fairways, greens, bunkers and other features and properties of any kind located or to be located on the Premises, are referred to herein collectively as the "Golf Facilities") upon the terms conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the terms, covenants, conditions and provisions hereinafter set forth and other good and valuable consideration, it is hereby mutually agreed by and between Landlord and Tenant as follows:

SECTION 1
DEMISED PREMISES

        1.1  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, to have and to hold the Premises, together with all and singular improvements, appurtenances, rights, privileges, and easements thereunto appertaining (including, without limitation, the Golf Facilities) during the Lease Term and subject to the terms and conditions herein contained.

        1.2  Tenant shall construct and maintain the Golf Facilities at a standard consistent with a typical first class, championship golf course. In addition, Landlord and Tenant agree to cooperate with respect to fulfilling any and all conditions of Clark County, the Regional Flood Control District, the Southern Nevada Water Authority, the State of Nevada, and any other governmental or regulatory entity having jurisdiction over the Premises and the construction and operation of the Golf Facilities.

SECTION 2
TERM

        2.1  The term of the Lease (the "Lease Term") and payment of Rent (as defined in Section 3.1 hereof) shall commence (the "Commencement Date") on October 21, 2002, and shall continue for a period of thirty (30) years thereafter (the "Initial Lease Term") unless terminated earlier as elsewhere herein provided. Following the date (the "Lien Release Date") on which there shall occur the release of Landlord's Property, or any portion thereof, from the lien of (i) the First Trust Deeds (as defined and described on Schedule I attached hereto) or, with respect to a portion of Landlord's Property, the First Trust Deed that encumbers such portion and (ii) the Second Trust Deeds (as defined and described on Schedule I attached hereto) or, with respect to a portion of Landlord's Property, the Second Trust Deed that encumbers such portion, Tenant may terminate this Lease with respect to such released portion on thirty (30) days' written notice to Landlord. The First Trust Deeds and the Second Trust Deeds are collectively referred to herein as the "Deeds of Trust."

        2.2  In the event Tenant is not then in default of its obligations hereunder beyond any applicable cure period and this Lease has not previously been terminated, after the expiration of the Initial Lease Term, the Lease Term shall continue on a month-to-month basis upon the same terms and conditions as are set forth in this Lease. At any time during any such extension of the Initial Lease Term, either party may terminate the Lease by delivering written notice no later than ten (10) days prior to the expiration of any monthly period. In the event that such notice is not given within such time period, the Lease shall continue in effect.

        2.3  Upon the expiration or sooner termination of this Lease, Tenant shall, at its sole cost and expense, within fifteen (15) days after receipt of written notice, thereupon surrender the Premises to Landlord in the same condition as on the date of completion of the Tenant's Work. All personal property of Tenant relating to the Golf Facilities and to the operation of the Premises as a Golf Course shall become the property of Landlord on termination of this Lease.

SECTION 3
RENT

        3.1  During the Lease Term, Tenant shall pay as monthly rent for the Premises the sum of One Dollar ($1.00) per month (the "Rent"). The Rent shall be due and payable in advance on the first (1st) day of each month.

        3.2  All rents and other monies required to be paid by Tenant hereunder shall be paid to Landlord without deduction or offset, prior notice or demand, in lawful money of the United States of America, at the address of Landlord and set forth in Section 24.5 or at such other place as Landlord may from time to time designate in writing.

        3.3  If Tenant fails to pay, when due and payable, any Rent or any other amounts or charges to be paid by Tenant hereunder within ten (10) days after written notice from Landlord that the amount is past due, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a rate equal to the prime rate of interest last ascertained by the Commissioner of Financial Institutions of the State of Nevada pursuant to Nevada Revised Statutes 99.040, plus five (5) percentage points (the "Default Rate").

SECTION 4
CONSTRUCTION OF THE GOLF COURSE; WATER

        4.1  Tenant shall be responsible, at its sole cost, for constructing and maintaining the Golf Facilities ("Tenant's Work") in accordance with the conceptual plans and specifications which have been reviewed and approved by Landlord. If requested by Landlord, Tenant shall use only union labor to perform Tenant's Work. In addition, Tenant agrees that material modifications to such Plans shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that Landlord shall be deemed to have approved any and all such Plan modifications if such Plan modifications are approved by the lender or lenders of Tenant financing the construction of the Tenant's Work.

        4.2  Tenant shall be solely responsible for (i) securing all necessary building, zoning and other governmental permits, approvals and waivers, as necessary, to construct the Golf Facilities and (ii) satisfying any offsite improvement requirements.

        4.3  Prior to commencing operation of the Golf Course, Tenant shall provide Landlord with the following:

          (a)  Written verification by Tenant's contractor that Tenant's Work has been completed;

          (b)  A copy of the Certificate of Occupancy issued by the County of Clark, Nevada with respect to the Premises and the Golf Facilities; and

          (c)  Insurance certificates and other evidence, satisfactory to Landlord, of Tenant's compliance with Section 13 of this Lease.

        4.4  Subject to any Public Utilities Commission approval or waiver that may be required, Tenant shall be permitted to use on the Premises any rights to water that currently or hereafter have the Premises as their place of use, including, without limitation, any such water rights currently or hereafter owned by Landlord, in connection with the irrigation, construction and operation of the Golf Facilities. Such use shall be without charge, except to the extent Landlord incurs charges therefor. Furthermore, in the event Landlord becomes the owner of any water rights, which rights currently or hereafter have the Premises and/or Golf Facilities as their place of use, Landlord agrees not to transfer such rights to any third person.

SECTION 5
FINANCING

        Landlord may obtain loans from time to time from third parties to finance acquisition and development of Landlord's and its Affiliates' real property, including the Premises. For purposes of this Lease, an "Affiliate" of a party shall mean any person or entity (a) that is owned or controlled by the party, (b) that owns or controls the party, (c) that is owned or controlled by a person or entity that owns or controls the party, (d) that owns or controls an Affiliate of the party, or (e) that is owned or controlled by an Affiliate of the party. As used in this definition, the words "owns" or "owned" refer to the ownership of twenty percent (20%) or more of the equity interest in the person or entity so owned, regardless of the manner of ownership. Also, as used in this definition, ownership or control may be direct or indirect. By its execution of this Lease, Tenant (i) acknowledges and consents to Landlord's collateral assignment of its rights hereunder to its and its Affiliates' lenders, including the beneficiaries under the Deeds of Trust (collectively, "Lenders"); (ii) acknowledges and affirms Tenant's agreement to attorn performance obligations to the benefit of Lenders in the same manner as it would with respect to Landlord if any such lender exercises its rights under any collateral assignment from Landlord; and (iii) agrees to execute such separate consents and acknowledgements to and of Landlord's collateral assignment of this Lease to such third party Lenders. Any Lender or its successor which acquires the Premises (through foreclosure or deed in lieu of foreclosure) shall not disturb Tenant's lease of the Premises and shall respect Tenant's rights under this Lease.

SECTION 6
USE OF PREMISES; EXCLUSIVITY

        6.1  The Premises are leased to Tenant solely for the purpose of developing, constructing, operating and maintaining the Golf Course and the Golf Facilities and related and ancillary uses. Tenant shall not use or suffer to be used the Premises, or any portion thereof, for any other purpose or purposes whatsoever, without Landlord's prior written consent, which consent shall not be unreasonably withheld.

        6.2  Tenant shall, at all times during the Lease Term, comply with all governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect pertaining to the Golf Facilities, the Premises or Tenant's use thereof.

        6.3  Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal or any Hazardous Substance (defined below) or allow or suffer any other entity or person to do so. Provided, however, that Tenant shall be permitted to utilize customary fertilizers, pesticides, and other similar golf course chemicals to the extent such use is consistent with any governmental regulations governing such use. Except as otherwise set forth herein, "Hazardous Substance" shall mean any flammable or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by a governmental law, order, regulation or ordinance presently in effect or as amended or promulgated in the future and shall include, without limitation: (a) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 40 U.S.C. §§ 1801 et seq., and in the regulations promulgated pursuant to said laws; (b) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (c) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state or local laws or regulations; and (d) any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls or (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. §§ 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317).

        6.3.1  Tenant shall protect, indemnify and hold harmless Landlord, its partners, members, managers, employees, agents, successors and assigns, the Premises and the Golf Facilities in general from and against any and all claims, losses, damages, costs, expenses, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind (including, without limitation, attorneys' fees and costs at trial and on appeal) directly or indirectly arising out of or attributable to, in whole or in part, the breach of any of the covenants, representations and warranties of this Section 6.3, or the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, from or about the Premises. The foregoing indemnity shall further apply to any residual contamination on, under, from or about the Premises, or the property in general, or affecting any natural resources arising in connection with the use, generation, manufacture, production, handling, storage, transport, discharge or disposal of any such Hazardous Substance, and irrespective of whether any of such activities were or will be undertaken in accordance with environmental laws or other applicable laws, regulations, codes and ordinances.

        6.3.2  Landlord reserves the right to request appropriate governmental officials to inspect the Premises, from time to time, in order to determine Tenant's compliance herewith.

SECTION 7
ALTERATIONS AND IMPROVEMENTS

        7.1  Following the completion of the Tenant's Work, Tenant shall not make any material alterations, improvements or changes (specifically excluding repairs and maintenance work) ("Improvements") in or to the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Any Improvements shall be at the sole cost and expense of Tenant. Landlord may require Tenant, at Tenant's sole cost and expense, to furnish a bond, or other security satisfactory to Landlord, to assure diligent and faithful performance of any work to be performed by Tenant. Any Improvements shall be made promptly, in good and workmanlike manner by duly licensed union contractors and in compliance with all insurance requirements and with all applicable permits, authorizations, building regulations, zoning laws and all other governmental rules, regulations, ordinances, statutes and laws, now or hereafter in effect, pertaining to the Premises or Tenant's use thereof.

        7.2  Prior to making any Improvements in or to the Premises, Tenant shall notify Landlord ten (10) days in advance in order that Landlord may post and maintain on the Premises and file any notices of nonresponsibility provided for under applicable law. Tenant agrees that Landlord shall have the right to enter upon the Premises to post notices of nonresponsibility.

SECTION 8
UTILITIES

        Tenant shall be responsible for the cost and expense of installing all utilities on the Premises. Tenant shall be responsible for the payment of, and shall promptly pay when due, all utility completion fees, connection fees and all utility services (including without limitation, gas, water, electricity, telephone and sanitary sewer) used, rendered or supplied to or in connection with the Premises or the construction, operation and maintenance of the Golf Facilities during the Lease Term.

SECTION 9
TAXES

        9.1  Tenant will, at Tenant's own cost and expense, bear, pay, and discharge prior to delinquency, all real estate taxes, assessments, sewer rents, water rents and charges, duties, impositions, license and permit fees, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special (all of which are hereinafter collectively referred to as "Impositions"), which shall, pursuant to present or future law or otherwise, during the Lease Term, have been or be levied, charged, assessed, or imposed upon, or become due and payable out of or for, or become or have become a lien on the Premises, the Golf Facilities and any Improvements; it being the intention of the parties hereto that the rents reserved herein shall be received and enjoyed by Landlord as a net sum free from all such Impositions. Upon the termination of this Lease, Landlord shall promptly reimburse Tenant for any Impositions paid by Tenant attributable to the period of time following such termination. All Impositions shall be prorated on the basis of a 365-day year. Prior to the termination of this Lease with respect to less than all of the Premises, the portion so released shall be a separate tax parcel for property tax purposes or Landlord and Tenant shall agree upon an equitable allocation of property taxes as between the portion of the Premises remaining subject to this Lease and the portion of the Premises for which this Lease has been terminated.

        9.2  Tenant shall be liable for and shall pay before delinquency (and, upon five (5) days of written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of the payment thereof) all Impositions of whatsoever kind or nature, and penalties and interest thereon, if any, levied against Tenant's property or any other personal property of whatsoever kind and to whomsoever belonging situated or installed in or upon the Premises, whether or not affixed to the realty.

        9.3  Tenant shall pay when due all taxes, assessments or fees for which Tenant is liable and which arise directly or indirectly from Tenant's operations at the Premises including without limitation all sales and use taxes. Within five (5) days of written demand from Landlord, Tenant shall furnish Landlord evidence satisfactory to Landlord of the timely payment of any such tax, assessment or fee.

        9.4  Whenever Landlord shall receive any statement or bill for any tax, payable in whole or in part by Tenant as additional rent, or shall otherwise be required to make any payment on account thereof, except as otherwise provided herein, Tenant shall pay the amount due hereunder within ten (10) days after demand therefor accompanied by delivery to Tenant of a copy of such tax statement, if any.

SECTION 10
[INTENTIONALLY OMITTED]

SECTION 11
MAINTENANCE AND REPAIRS

      11.1  Landlord shall not be obligated to perform any service or to repair or maintain any structure or facility on the Premises except as provided in this Section 11 and Section 14 of this Lease, unless caused by the negligence of Landlord, its agents, customers or contractors. Landlord shall not be obligated to provide any service or maintenance or to make any repairs pursuant to this Lease when such service, maintenance or repair is made necessary because of the negligence or misuse of Tenant, Tenant's agents, employees, servants, contractors, subtenants or licensees. Landlord shall have no responsibility or liability for failure to supply any services or maintenance or to make any repairs on the Premises. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by the Golf Facilities or the Premises, or any appurtenances thereto, being out of repair or by bursting or leakage of any water, gas, sewer or steam pipe, or by theft, or by any act or neglect of any occupant of the Premises, or of any other person.

      11.2  Except as provided for elsewhere herein, Tenant shall keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) the Premises, the Golf Facilities and every part thereof and any and all appurtenances thereto wherever located, including, without limitation, all repairs and replacements, structural and nonstructural, foreseen and unforeseen, which are necessary to maintain and preserve the Golf Facilities and the Premises in accordance with the Golf Course Standards. All repairs shall be made in accordance with all laws, promptly, efficiently, and in good workmanlike manner. Tenant shall also keep and maintain in good order, condition and repair (including any such replacement and restoration as is required for that purpose) any Improvements, special equipment, furnishings, fixtures or facilities installed by it on the Premises.

SECTION 12
LIENS

      12.1  Tenant, at all times, whether by bond or otherwise, shall keep (and shall cause any contractor engaged by Tenant to keep) Landlord, the Golf Facilities, the Premises, the leasehold estate created by this Lease, and any trade fixtures, equipment or personal property within the Premises, free and clear from any claim, lien or encumbrance (other than personal property, consensual security interests for lines of credit or inventory financing in the ordinary course of Tenant's business), tax lien or levy, mechanic's lien, attachment, garnishment or encumbrance arising directly or indirectly from any obligation, action or inaction of Tenant whatsoever, except to the extent permitted under Section 17 and 18 below and except for "Permitted Liens" as defined in the Credit Agreement (as defined in the First Trust Deeds) and the Mortgage Notes Indenture (as defined in the Second Trust Deeds).

      12.2  Tenant shall, within ten (10) days of the filing of any lien that is not permitted under Section 12.1 above, either pay or satisfy the same in full and procure the discharge thereof or commence an action to discharge the same, fully bond such lien, and diligently prosecute such action, or shall cause Tenant's contractor to do the same.

SECTION 13
INSURANCE

      13.1  Landlord and Tenant are covered under the same policies of comprehensive public liability insurance and all-risk, commercial property insurance. The parties each agree to pay its respective share of such insurance costs.

      13.2  If at any time during the Lease Term Tenant ceases to be covered by common insurance with Landlord, Tenant will, at its sole cost and expense, maintain in full force and effect:

          (a)  a policy of comprehensive or commercial general liability insurance issued by an insurance carrier approved by Landlord, insuring against loss, damage or liability for injury or death to persons and loss or damage to property occurring from any cause whatsoever in connection with the Premises or Tenant's use thereof. Landlord shall be named as an additional insured under each such policy of insurance; with a combined single limit for bodily injury and property damage of not less than two million ($2,000,000) per occurrence and five million ($5,000,000) in the aggregate;

          (b)  a standard form of all-risk, commercial property insurance with extended coverage insurance covering leasehold improvements, furniture, fixtures and equipment, and personal property located in or on the Premises whether owned by Landlord or Tenant, and the personal property of others in Tenant's possession in, upon or about the Premises. Such insurance shall be in an amount equal to the current replacement value of the property required to be insured. Tenant and Landlord, as their interests may appear, shall be the named insureds under each such policy of insurance;

          (c)  During any period of any construction on the Premises, Tenant shall maintain (i) course of construction and builder's risk insurance on an "all risks" basis, including materials in storage and while in transit, and (ii) worker's compensation and employer's liability insurance for any person working on such construction who is employed by Tenant or any general contractor and/or any construction contractor.

      13.3  A certificate issued by the insurance carrier for each policy of insurance required to be maintained by Tenant under Section 13.2 above, if any, or a copy of each such policy, shall be delivered to Landlord on or before the commencement of Tenant's Work and thereafter, as to policy renewals, within thirty (30) days prior to the expiration of the terms of each such policy. Each of said certificates of insurance and each such policy of insurance shall be from an insurer and in a form and substance satisfactory to Landlord, shall expressly evidence insurance coverage as required by this Lease and shall contain an endorsement or provision requiring not less than thirty (30) days written notice to Landlord and all other named insureds prior to the cancellation, diminution in the perils insureds against, or reduction of the amount of coverage of, the particular policy in question. In addition to the foregoing certificates, Tenant shall at all times during the Lease Term maintain (either through common insurance with Landlord or otherwise), at Tenant's sole cost and expense, worker's compensation coverage evidencing coverage at Nevada statutory limits.

      13.4  Tenant shall not use or occupy, or permit the Premises to be used or occupied, in a manner that will make void any insurance then in force.

      13.5  Landlord and Tenant hereby waive any and all rights of recovery from the other party and its officers, agents and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) that are caused by or result from risks insured against under any form of insurance policy.

      13.6  Each policy of insurance provided for in this Section 13 shall contain an express waiver of any and all rights of subrogation thereunder whatsoever against the other party, its officers, directors, agents and employees. All such policies shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord may carry. Notwithstanding any other provision contained in this Section 13 or elsewhere in this Lease, the amounts of all insurance required hereunder to be paid by Tenant shall be not less than an amount sufficient to prevent Landlord from becoming a co-insurer. The limits of the public liability insurance required to be maintained by Tenant under this Lease shall in no way limit or diminish Tenant's liability under Section 15 hereof and such limits shall be subject to increase at any time and from time to time during the Lease Term if Landlord, in the exercise of reasonable discretion, deems such an increase necessary for its adequate protection; provided, however, Landlord may not exercise its right under this sentence more frequently than one time every two years during the Lease Term.

      13.7  All of the provisions of this Section 13 are subject to, and shall be modified as reasonably necessary to be consistent with, the requirements of the Credit Agreement.

SECTION 14
DESTRUCTION OF PREMISES; CONDEMNATION

      14.1  With respect to any portion of the Premises, during the period prior to the earlier to occur of the expiration of the Initial Lease Term or the Lien Release Date for a portion of the Premises, should such portion of the Premises be destroyed by any cause whatsoever ("Damaged") and provided that restoration is permitted under the Credit Agreement and the Mortgage Notes Indenture, Tenant shall restore such portion of the Premises. After the earlier to occur of the expiration of the Initial Lease Term or the Lien Release Date with respect to a portion of the Premises, should such portion of the Premises be Damaged, Tenant may elect to either terminate this Lease with respect to such portion of the Premises or restore such portion of the Premises by delivery of written notice to Landlord within thirty (30) days after the casualty event giving rise to the Damage. If Tenant fails to give timely notice of Tenant's election, Tenant shall be deemed to have elected to terminate and this Lease shall terminate with respect to the portion of the Premises in question at the end of the calendar month following the calendar month in which such casualty event shall have occurred. If Tenant is required or elects to restore the Premises, or any portion thereof, the following provisions shall apply: After any such casualty and during the reconstruction period, Rent shall continue to accrue and be payable as if such event of destruction had not occurred. Tenant shall reconstruct the Damaged Improvements with all reasonable diligence (allowing for adjustment and collection of insurance proceeds, licensing, permitting, and approvals) and as often as any structures subsequently constructed on the Premises or any part thereof shall be Damaged. No Damage to any building or Improvements on the Premises by fire, windstorm, or any other casualty shall entitle Tenant to violate any of the provisions of this Lease. Landlord hereby agrees to assign to Tenant any insurance proceeds otherwise payable to Landlord, whether payable solely to Landlord or jointly to Landlord and Tenant, subject to reasonable and third party customary construction control procedures, so long as Tenant uses such proceeds solely to repair or rebuild the Damaged buildings or Improvements.

      14.2  [Intentionally Omitted]

      14.3  All insurance proceeds payable under any fire and extended coverage risk insurance covering the Premises and maintained by Landlord shall be payable to Landlord in the event of Damage, and Tenant shall have no interest therein, except to the extent of such insurance separately carried by Tenant. Tenant shall in no case be entitled to compensation for damages on account of any annoyance or inconvenience in making repairs under any provision of this Lease. Except to the extent provided for in this Section 14, neither the Rent payable by Tenant nor any of Tenant's other obligations under any provision of this Lease shall be affected by any Damage.

      14.4  Should the whole of the Premises be condemned or taken by a competent authority for any public or quasi-public purpose, then this Lease shall terminate upon such taking. If such portion of the Premises is condemned or taken such that the remaining portion thereof will not be reasonably adequate for the operation of Tenant's business after Landlord completes such repairs or alterations as Landlord elects to make, either Landlord or Tenant shall have the option to terminate this Lease by notifying the other party hereto of such election in writing within twenty (20) days after such taking. If by such condemnation and taking a portion of the Premises is taken and the remaining part thereof is suitable for the purposes for which Tenant has leased the Premises, this Lease shall continue in full force and effect, but the Rent and all other charges hereunder shall be reduced in an amount equal to that proportion of such charges which the square footage of the portion taken bears to the total square feet of the Premises, and Rent and other charges shall be suspended during any period of time that Tenant is closed for business. In the event a partial taking does not terminate this Lease, Landlord, at Landlord's expense, shall repair the damage to the Premises with reasonable dispatch and restore it as nearly as reasonably possible to its condition immediately before the taking. If any part of the Golf Course shall be taken or appropriated so as to materially and adversely affect the ability of Tenant's subtenants, customers and/or invitees to reach the Premises, Tenant shall have the right, at its option to terminate this Lease by notifying the other party within twenty (20) days of such taking.

      14.5  For the purposes hereof, a deed in lieu of condemnation shall be deemed a taking.

SECTION 15
INDEMNIFICATION

        Each party ("Indemnitor") hereby covenants and agrees to indemnify, defend, save and hold the other party ("Indemnitee"), the Premises and the leasehold estate created by this Lease free, clear and harmless from any and all liability, loss, costs, expenses (including attorneys' fees), judgments, claims, liens and demands of any kind whatsoever in connection with, arising out of, or by reason of any act, omission, or negligence of Indemnitor, its agents, employees, servants, contractors, subtenants or licensees while in, upon, about, or in any way connected with, the Premises or the Golf Facilities or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property whatsoever, occurring in, upon, about or in any way connected with the Premises or any portion thereof other than as a result of the intentional or negligent acts of Indemnitee.

SECTION 16
SUBORDINATION

        Tenant agrees upon request of Landlord to subordinate this Lease and its rights hereunder to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof now or hereafter placed, charged or enforced against the Premises, or any portion thereof, and to execute and deliver at any time, and from time to time, upon demand by Landlord, such documents as may be reasonably required to effectuate such subordination within ten (10) days after receiving such documents, provided that in connection with such subordination agreement Landlord's lender agrees to provide a non-disturbance agreement for the benefit of Tenant in form and substance reasonably acceptable to Tenant and its lenders.

SECTION 17
ASSIGNMENT AND SUBLETTING

      17.1  Except as otherwise set forth herein, Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion. Tenant shall have the right, upon giving notice to Landlord, to assign to an Affiliate of Tenant so long as Tenant remains as guarantor and liable for all payments due pursuant to this Lease. The restriction or limitation on use of the Premises shall continue to apply to any subtenant or assignee hereunder. Any consent by Landlord to any act requiring consent pursuant to this Section 17.1 shall not constitute a waiver of the necessity for such consent to any subsequent act. Tenant shall pay all reasonable costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in processing, documenting or administering any request of Tenant for Landlord's consent required pursuant to this Section 17.1.

      17.2  Landlord may reasonably require that each proposed assignee or sublessee agree, in a written agreement satisfactory to Landlord, to assume and abide by all the terms and provisions of this Lease, including those which govern the permitted uses of the Premises.

      17.3  In the absence of an express agreement in writing to the contrary executed by Landlord, no assignment, mortgage, pledge, hypothecation, encumbrance, subletting or license hereof or hereunder shall act as a release of Tenant from any of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

SECTION 18
LEASEHOLD FINANCING

        18.1    Leasehold Mortgage Permitted.    Nothing in this Lease shall be construed as restricting in any manner the right of Tenant, from time to time, or at any time, to create one or more liens on, or encumber, by mortgage, deed of trust or trust deed in the nature of a mortgage (each, a "Leasehold Mortgage") the leasehold interest of Tenant in the Premises, and subject to the restrictions and limitations contained in any such instrument as to further conveyances, transfers and assignments, Tenant will have the right at any time, and from time to time, to convey, transfer and assign its interest under this Lease to a mortgagee, trustee or beneficiary, of its designee (each "Leasehold Mortgagee"), under a Leasehold Mortgage given to secure any note or other obligation of Tenant or an Affiliate thereof.

        18.2    Certain Benefits to Leasehold Mortgage.    If Tenant shall execute any Leasehold Mortgage, then, in such event and so long as such Leasehold Mortgage shall constitute a lien or encumbrance against the leasehold estate of Tenant hereunder, the following provisions shall apply:

          18.2.1    Amendment of Lease.    No agreement by Landlord and Tenant for the assignment, cancellation, surrender, acceptance of surrender or termination, modification or amendment of this Lease shall be effective as to any Leasehold Mortgagee without the written consent of such Leasehold Mortgagee. If the Leasehold Mortgagee whose lien has first priority consents to an amendment, any Leasehold Mortgagee of a junior lien on the Premises will not unreasonably withhold its consent to such amendment.

          18.2.2    Exercise of Section 365(h)(i) Rights.    Landlord agrees, for the benefit of such Leasehold Mortgagee, that the right of election arising under Section 365(h)(i) of the Bankruptcy Code shall be exercised by the most senior Leasehold Mortgagee at such time and not by Tenant. Any attempted exercise by Tenant of such right of election in violation hereof shall be void.

          18.2.3    Loss Payee.    The name of each such Leasehold Mortgagee shall be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Tenant under this Lease.

          18.2.4    Proceeds of Casualty and Condemnation.    Notwithstanding anything in this Lease to the contrary, in the event of any casualty to or condemnation of the Premises or any portion thereof, the Leasehold Mortgagees shall be entitled to receive all insurance proceeds and/or condemnation awards as their interests appear (up to the amount of the indebtedness secured by the Leasehold Mortgage) otherwise payable to Tenant or Landlord or both and apply them in accordance with the Leasehold Mortgage and shall have the right, but not the obligation, to restore the Premises.

          18.2.5    Merger.    If Tenant shall acquire fee title, or any other estate, title or interest in the Premises which is the subject of this Lease, or any part thereof, or if the leasehold estate created by this Lease, or any portion thereof, shall be assigned, sold or otherwise transferred to the owner of such fee title or other estate, title or interest in the Premises which is the subject of this Lease, then in either such event, upon the election of the Leasehold Mortgagee first in priority expressly made in writing at any time thereafter, each Leasehold Mortgage shall attach to and be a lien upon such fee title and/or other estate so acquired (but only as the same pertains to the Premises), and such fee title and/or other estate so acquired shall be considered as mortgaged, assigned and conveyed to each Leasehold Mortgagee and the lien of each such Leasehold Mortgage shall be spread to cover such estate with the same force and effect as though specifically mortgaged, assigned or conveyed in such Leasehold Mortgage (and upon request of any Leasehold Mortgagee, either or both Landlord and Tenant shall execute further mortgages, assignments of leases and rents, amendments to documents and instruments as such Leasehold Mortgagee may reasonably require for such purpose); provided, however, that notwithstanding the foregoing, if and so long as any of the indebtedness secured by any such Leasehold Mortgage shall remain unpaid, unless the Leasehold Mortgagee thereunder shall otherwise in writing expressly consent, the fee title to the Premises which is the subject of this Lease and the leasehold estate created by this Lease shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in Landlord or in Tenant, or in a third party, by purchase or otherwise. Nothing in this Section 18.2.5 shall be deemed to subordinate or require Landlord to subordinate the fee interest of Landlord in the Premises to the lien of a Leasehold Mortgage.

          18.2.6    Right of Entry.    Each Leasehold Mortgagee shall have the right to enter upon the Premises at any time for any purpose, including curing any defaults by Tenant under this Lease, and Landlord hereby agrees to accept performance and compliance by any such Leasehold Mortgagee of any covenants, agreements, provisions, conditions and limitations on Tenant's part to be kept, observed or performed hereunder, with the same force and effect as though kept, observed and performed by Tenant. Any default by Tenant that is not susceptible to being cured by a Leasehold Mortgagee shall be deemed waived by Landlord.

          18.2.7    Notice to Tenant.    Landlord shall serve Tenant with notice if Landlord files, or has filed against it, a petition under chapters 7 or 11 of the Bankruptcy Code. Such notice shall be served within twenty-four (24) hours of such filing. Landlord shall, upon serving Tenant with any notice of (1) a bankruptcy fling as herein described, (2) default pursuant to the provisions of this Lease, or (3) a matter on which Landlord may predicate or claim a default, at the same time serve a copy of such notice upon every Leasehold Mortgagee that has provided Landlord with notice of its identity and address, and no such notice by Landlord to Tenant hereunder shall have been deemed duly given unless and until a copy thereof has been so served on every such Leasehold Mortgagee.

          18.2.8    Termination.    Anything contained in this Lease to the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this Lease, or to exercise any other rights, powers or remedies available to it under this Lease, Landlord shall have no right to terminate this Lease or to exercise any of such rights, powers or remedies unless following the expiration of the period of time given Tenant to cure such default (or the act or omission which gave rise to such default), Landlord shall notify every Leasehold Mortgagee of Landlord's intent to so terminate or exercise any such rights, powers or remedies ("Default Notice") at least (x) sixty (60) days in advance of the proposed effective date of such termination, or exercise of any rights, powers or remedies if such default is capable of being cured by the payment of money, and (y) ninety (90) days in advance of the proposed effective date of such termination, or exercise of any such rights, powers or remedies if such default is not capable of being cured by the payment of money ("Default Notice Period"). The provisions of Subsection 18.2.9 below shall apply if during such thirty (60) or ninety (90) day Default Notice Period, any Leasehold Mortgagee shall notify Landlord of such Leasehold Mortgagee's desire to nullify such notice (the "Nullification Notice").

          18.2.9    Procedure on Default.

            (a)  If Landlord shall elect to terminate this Lease or obtain possession of the Premises by reason of any default of Tenant, and a Leasehold Mortgagee shall have delivered the Nullification Notice set forth in Subsection 18.2.8, the specified date for the termination of this Lease as fixed by Landlord in its Default Notice or for the obtaining of possession shall be extended for a period of six (6) months, provided that such Leasehold Mortgagee shall, during such six (6) month period:

              (1)  pay or cause to be paid the monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform all of Tenant's other obligations under this Lease, excepting (i) obligations of Tenant to satisfy or otherwise discharge any lien, charge or encumbrance against Tenant's interest in this Lease or the Premises junior in priority to the lien of the mortgage held by such Leasehold Mortgagee and (ii) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee (including by reason of a bankruptcy stay or if possession of the Premises is required in order to cure such default); provided that Leasehold Mortgagee may offset amounts it expends to cure any defaults by Landlord under this Lease; and

              (2)  if not enjoined or stayed, take steps to acquire or sell Tenant's interest in this Lease by foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with due diligence.

            (b)  If at the end of such six (6) month period such Leasehold Mortgagee is complying with Subsection 18.2.9(a) then this Lease shall not then terminate, and the time for completion by such Leasehold Mortgagee of its proceedings shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Lessee's interest in this Lease by foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence. Nothing in this Subsection 18.2.9, however, shall be construed to extend this Lease beyond the original term thereof or to require a Leasehold Mortgagee to continue such foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

            (c)  If a Leasehold Mortgagee is complying with Subsection 18.2.9(a) of this Section, then upon the acquisition of Tenant's estate herein by such Leasehold Mortgagee or its designee or any other purchaser at a foreclosure sale or otherwise (and the discharge of any lien, charge or encumbrance against the Tenant's interest in this Lease or the demised premises which is junior in priority to the lien of the Leasehold Mortgage held by such Leasehold Mortgagee and which the Tenant is obligated to satisfy and discharge by reason of the terms of this Lease) this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

          18.2.10    Receiver.    A Leasehold Mortgagee shall have the right after institution of foreclosure proceedings to apply to the court for the appointment of a receiver of the Premises. In the event foreclosure proceedings have been instituted, any money held by Landlord which becomes payable to Tenant shall be payable upon demand to such Leasehold Mortgagee as the interest of such Leasehold Mortgagee may appear when the same so becomes payable to Tenant. If Landlord shall at any time be in doubt as to whether such monies are payable to such Leasehold Mortgagee or to Tenant, Landlord may pay such monies into court and file an appropriate action of interpleader in which event all of Landlord's costs and expenses (including attorneys' fees) shall first be paid out of the proceeds so deposited.

          18.2.11    No Assumption.    For purposes of this Subsection 18.2.11, the making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold estate hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold estate hereby created, so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of Tenant to be performed hereunder, but the purchaser at any sale of this Lease and of the leasehold estate hereby created in any proceedings for the foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Leasehold Mortgage, shall be deemed to be an assignee or transferee within the meaning of this Subsection 18.2.11 and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of Tenant to be performed hereunder arising and accruing from and after the date of such purchase and assignment, but only for so long as such purchaser or assignee is the owner of the leasehold estate.

          18.2.12    Successive Sales.    Any Leasehold Mortgagee or other acquiror of the leasehold estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure or-other proceedings may, upon acquiring Tenant's leasehold estate, without further consent of Landlord, sell and assign the leasehold estate so acquired on such terms and to such persons or organizations as are acceptable to such Leasehold Mortgagee or acquiror and thereafter be relieved of all obligations under this Lease; provided that such assignee has delivered to Landlord its written agreement to be bound by all of the provisions of this Lease from and after the date of such assignment.

          18.2.13    Leasehold Mortgagee Need Not Cure Specified Defaults.    Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to the exercise of its rights hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee.

          18.2.14    Lease Proceedings.    Landlord shall give each Leasehold Mortgagee that has provided Landlord with notice of its interest and address, prompt notice of any arbitration or legal proceedings between Landlord and Tenant involving this Lease. Each Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties hereto do hereby consent to such intervention. In the event that any Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give such Leasehold Mortgagee notice of, and a copy of any award or decision made in any such proceedings, which shall be binding on all Leasehold Mortgagees not intervening after receipt of notice of arbitration. Tenant agrees that each Leasehold Mortgagee shall also have the right to intervene in, and be made a party to, any such proceedings.

          18.2.15    Future Leasehold Mortgage: Amendment of Lease.

            (a)  Notwithstanding anything in this Lease to the contrary, each Leasehold Mortgagee shall have the right (if it has such right under its loan documents) to restrict, limit or prohibit the execution of any other Leasehold Mortgage junior in priority to the lien of such senior Leasehold Mortgage, or, in the event of the execution of any such junior Leasehold Mortgage, to accelerate or increase the interest rate under the indebtedness secured by such senior Leasehold Mortgage; and

            (b)  In the event of a Leasehold Mortgage (each, a "Successor Leasehold Mortgage") the proceeds of which are used to pay off in its entirety the indebtedness secured by any existing Leasehold Mortgage (each such existing Leasehold Mortgage, an "Initial Leasehold Mortgage"), then the Successor Leasehold Mortgage shall be deemed to have succeeded to the position and all of the rights and priorities of the mortgagee under the Initial Leasehold

    Mortgage with respect to the mortgagor under the Initial Leasehold Mortgage and with respect to third parties.

          18.2.16    Certificate.    Landlord shall, without charge, at any time and from time to time within ten (10) business days after written request of Tenant to do so, certify by written instrument duly executed and acknowledged to any Leasehold Mortgagee or purchaser, or proposed Leasehold Mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (1) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (2) as to the validity and force and effect of this Lease, in accordance with its tenor; (3) as to the existence of any default hereunder or any event which with the passage of time or notice would constitute a default hereunder; (4) as to the existence of any offsets, claims, counterclaims or defenses hereto on the part of Landlord or, to Landlord's knowledge, on the part of Tenant; (5) as to the commencement and expiration dates of this Lease; and (6) as to any other matters as may be reasonably so requested. Any such certificate may be relied upon by Tenant and any other person, firm or corporation to whom the same maybe exhibited or delivered, and the contents of such certificate shall be binding on Landlord.

          18.2.17    Nominee.    Any acquisition by a Leasehold Mortgagee of the leasehold estate under this Lease, or any rights or privileges thereunder may be taken in the name of such Leasehold Mortgagee or in the name of any nominee or designee selected by it.

          18.2.18    New Lease.    In the event of the termination of this Lease as a result of Tenant's default prior to the expiration of the term, or in the event of a rejection by Landlord or Tenant of this Lease under Chapter 11 of the Bankruptcy Code, Landlord shall, in addition to providing the notices of default and termination as required by this Lease, provide each Leasehold Mortgagee with written notice that the Lease has been terminated or that Landlord has filed a request with the Bankruptcy Court seeking to reject the Lease, together with a statement of all sums which would at that time be due under this Lease but for such termination or rejection, and of all other defaults, if any, then known to Landlord. Upon any request of the Leasehold Mortgagee, or its designee, Landlord agrees to enter into a new lease ("New Lease") of the Premises with such Leasehold Mortgagee or its designee for the remainder of the term of this Lease, effective as of the date of termination or rejection, as the case may be, at the Rent, and upon the terms, covenants and conditions (including all transfer rights, but excluding requirements which are not applicable or which have already been fulfilled) of this Lease; provided, however, that (i) the Leasehold Mortgagee whose lien upon the Premises is superior to the lien of any other Leasehold Mortgage (the "Senior Leasehold Mortgagee") shall have the right to give notice of its intent to enter into a New Lease to the Landlord for a period of 60 days from its receipt of the notice referred to in the first sentence of this Section 18.2.18 and (ii) if the Senior Leasehold Mortgagee does not exercise its right to enter into the New Lease during this 60-day period; the Leasehold Mortgagee whose lien upon the Premises is superior to the lien of any other Leasehold Mortgage (other than the Senior Leasehold Mortgagee) shall have the right to give notice of its intent to enter into a New Lease to the Landlord during the remainder of the period(s) specified below; and provided further, however,

            (a)  Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease at the later of (1) within one hundred (100) days after the date such Leasehold Mortgagee receives Landlord's notice of termination or rejection of this Lease given pursuant to this Subsection 18.2.18; or (2) within forty-five (45) days after the actual termination of the Lease as same may have been extended by Subsection 18.2.18 hereof.

            (b)  Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorneys' fees, court costs and costs and disbursements which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from or on behalf of Tenant. Upon the execution of such New Lease, Landlord shall allow to Tenant named therein as an offset against the sums otherwise due under this Subsection 18.2.18 or under the New Lease, an amount equal to the net income derived by Landlord from the Premises during the period from the effective date of termination of this Lease to the date of the beginning of the lease term under the New Lease. In the event of a controversy as to the amount to be paid to Landlord pursuant to this Section 18.2, the payment obligation shall be satisfied if Landlord shall be paid the amount not in controversy, and such Leasehold Mortgagee or its designee shall agree to pay any additional sum ultimately determined to be due.

            (c)  Such Leasehold Mortgagee or its designee shall agree to remedy any of Tenant's defaults of which said Leasehold Mortgagee was notified by Landlord's notice of termination or rejection and which are reasonably susceptible of being so cured by such Leasehold Mortgagee or its designee.

            (d)  The Tenant under such New Lease shall have the same right, title and interest in and to the Premises and buildings and improvements thereon as Tenant under this Lease. Any holder of any such lien, charge or encumbrance or sublease shall execute such instruments of non-disturbance and/or attornment as the tenant under the New Lease may at any time require.

            (e)  The tenant under any New Lease shall be liable to perform the obligations imposed on the Tenant by such New Lease only for and during the period such person has ownership of the Premises.

            (f)    If more than one (1) Leasehold Mortgagee shall request a New Lease pursuant to this Section 18.3, Landlord shall enter into such New Lease with the Leasehold Mortgagee whose mortgage is in the first lien position, or with the designee of such Leasehold Mortgagee;

            (g)  Concurrently with the execution and delivery of any New Lease, Landlord shall assign to the tenant named therein all of the right, title and interest in and to moneys (including insurance proceeds and condemnation awards), if any, then held by and payable by Landlord which Tenant would have been entitled to receive but for the termination of the Lease. Upon the execution of any New Lease, the tenant named therein shall be entitled to any rent received under any sublease in effect during the period from the date of termination of the Lease to the date of execution of such New Lease.

SECTION 19
[INTENTIONALLY OMITTED]

SECTION 20
RIGHT OF ACCESS

        Landlord and its authorized agents and representatives shall be entitled to enter the Premises immediately in the case of an emergency or with reasonable notice for the purpose of observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem reasonably necessary or appropriate; for the purpose of inspecting the Premises; for the purpose of exhibiting the Premises to prospective purchasers or lessees; and for the purpose of performing any work upon the Premises which Landlord may elect or be required to make. In any such case, Landlord and its agents and representatives shall not unreasonably interfere with Tenant's operations at the Premises.

SECTION 21
ESTOPPEL CERTIFICATE

        Tenant agrees that within ten (10) business days of any demand therefor by Landlord, Tenant will execute and deliver to Landlord a certificate stating that this Lease is in full force and effect without amendment, or if amended attaching a copy thereof to the certificate, the date to which all rentals have been paid, any defaults or offsets claimed by Tenant and such other information concerning the Lease, the Premises or Tenant as Landlord may request. Landlord will provide a similar document to Tenant upon request by Tenant within ten (10) business days after request.

SECTION 22
EXPENDITURES

      22.1  Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required after notice and an opportunity to cure (which shall be deemed to be thirty (30) days unless provided for specifically herein), Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant. In such event, the amount thereof with interest thereon at the Default Rate, shall constitute and be collectable as additional rent on demand.

      22.2  Whenever under any provision of this Lease, Landlord shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Landlord fails, refuses or neglects to perform as herein required after notice and an opportunity to cure (which shall be deemed to be thirty (30) days unless provided for specifically herein), Tenant shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Landlord. In such event, the amount thereof with interest thereon at the Default Rate, shall be collectable on demand.

SECTION 23
DEFAULT

      23.1  Tenant shall be in default of this Lease if:

      23.1.1  Tenant shall fail to make timely and full payment of any sum of money required to be paid hereunder and such failure continues for ten (10) days after written notice thereof from Landlord;

      23.1.2  Tenant shall fail to perform any other term, covenant or condition of Tenant contained in this Lease, and such failure continues for thirty (30) days after written notice thereof from Landlord; provided, however, that if such failure is impossible to correct within thirty (30) days Tenant shall not be deemed in default if Tenant commences correction within said thirty (30) day period, and diligently pursues such correction to completion;

      23.1.3  Tenant should vacate or abandon the Premises or cease operations during the Lease Term;

      23.1.4  There is filed any petition in bankruptcy or Tenant is adjudicated a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state of federal insolvency or bankruptcy act, or any similar law now or hereafter in effect; or

      23.2  In the event of a default, in addition to any other rights or remedies provided for herein or at law or in equity, Landlord, at its sole option, shall have the following rights:

      23.2.1  The right to declare the Lease Term ended and to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Premises;

      23.2.2  Pursuant to its rights of re-entry, Landlord may, but shall not be obligated to (i) remove all persons from the Premises, (ii) remove all property therefrom, and (iii) enforce any rights Landlord may have against said property or store the same in any warehouse or elsewhere at the cost and for the account of Tenant. Tenant agrees to hold Landlord free and harmless of any liability whatsoever for the removal and/or storage of any such property, whether of Tenant or any third party whomsoever, except for damage caused by the willful misconduct or gross negligence of Landlord, its agents or subcontractors.

      23.2.3  Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any rent or other sum of money accruing hereunder, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall specifically notify Tenant in writing that it has so elected to terminate this Lease.

      23.2.4  In any action brought by Landlord to enforce any of its rights under or arising from this Lease, Landlord shall be entitled to receive its reasonable costs and legal expenses, including reasonable attorneys' fees, whether such action is prosecuted to judgment or not.

      23.4  The waiver by Landlord of any breach of this Lease by Tenant shall not be a waiver of any preceding or subsequent breach of this Lease by Tenant. The subsequent acceptance of rent or any other payment hereunder by Landlord shall not be construed to be a waiver of any preceding breach of this Lease by Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder.

SECTION 24
MISCELLANEOUS

      24.1  Tenant, upon paying the rentals and other payments herein required and upon performance of all of the terms, covenants and conditions of this Lease on its part to be kept, may quietly have, hold and enjoy the Premises during the Lease Term without any disturbance from Landlord or from any other person claiming through Landlord, except as expressly provided otherwise in this Lease.

      24.2  In the event of any sale or exchange of the Premises by Landlord, Landlord shall be, and is, hereby relieved of all liability under and all of its covenants and obligations contained in or derived from this Lease from and after the date of sale or exchange. Tenant agrees to attorn to such purchaser or transferee, provided that such purchaser or transferee agrees to be bound as Landlord under all of the terms and conditions of this Lease. Any sale of the Premises by Landlord shall be subject to this Lease.

      24.3  It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease, Tenant, prior to exercising any right or remedy Tenant may have against Landlord, shall give written notice to Landlord of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default is of such a nature that the same can be rectified or cured by

Landlord, but cannot with reasonable diligence be rectified or cured within that thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within that thirty (30) day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed.

      24.4  Neither party shall be in breach of this Lease if it fails to perform as required hereunder due to labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or other causes beyond such party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any rent or charge required of Tenant hereunder.

      24.5  Any and all notices and demands required or desired to be given hereunder shall be in writing and shall be validly given or made (and effective) if served personally, delivered by a nationally recognized overnight courier service, or faxed and deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, to the following addresses:

If to Landlord:	Wynn Resort Holdings, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Legal Department Telephone: 702-733-4444 Facsimile: 702-791-0167
If to Tenant:	Wynn Las Vegas, LLC 3145 Las Vegas Boulevard South Las Vegas, Nevada 89109 Attention: Legal Department Telephone: 702-733-4556 Facsimile: 702-733-4596

Either party may change its address for the purpose of receiving notices by providing written notice to the other.

      24.6  The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

      24.7  The terms, provisions, covenants and conditions contained in this Lease shall apply to, bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, as permitted in Section 17 hereof.

      24.8  If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      24.9  Time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

    24.10  This Lease contains the entire agreement between the parties and cannot be changed or terminated orally.

    24.11  Nothing contained herein shall be deemed to create any partnership, joint venture, agency or other relationship between Landlord and Tenant other than the relationship of landlord and tenant.

    24.12  The captions are descriptive only and for convenience in reference to this Lease and in no way whatsoever define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

    24.13  The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease. Each party hereto consents to, and waives any objection to, Clark County, Nevada as the proper and exclusive venue for any disputes arising out of or relating to this Lease or any alleged breach thereof.

    24.14  In the event Tenant now or hereafter shall consist of more than one person, firm, corporation or trust, then and in such event, all such persons, firms, corporations or trusts shall be jointly and severally liable as Tenant hereunder.

    24.15  This Lease may not be recorded without Landlord's prior written consent. However, the parties agree to record a Memorandum of Lease in the form attached hereto as Exhibit "C". A Memorandum of Termination of Lease in the form attached hereto as Exhibit "D" shall also be executed by the parties, shall be held by Landlord, and shall be recorded by Landlord upon termination of the Lease.

    24.16  All necessary actions have been taken under the parties' organizational documents to authorize the individuals signing this Lease on behalf of the respective parties to do so.

    24.17  The prevailing party in any action regarding this Lease shall be entitled to receive its costs and legal expenses including reasonable attorneys' fees, whether such action is prosecuted to judgment or not. The parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

    24.18  Landlord and Tenant each represent and warrant to the other that they have not entered into any written contractual arrangement with, or promised to pay any broker's fee, finder's fee, commission or other similar compensation to, or otherwise agreed to compensate, any real estate agent or broker in connection with this transaction. Landlord and Tenant each agree to indemnify, defend, save and hold the other harmless from and against all loss, cost and expense incurred by reason of the breach of the foregoing representation and warranty arising from any claim for compensation founded upon or as a result of acts asserted to have been performed on their respective behalf. Such indemnification obligation shall survive any termination of the Lease.

    24.19  This Lease may be executed in one or more counterparts, all of which executed counterparts shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above-written.

"Landlord"		"Tenant"
Wynn Resorts Holdings, LLC a Nevada limited liability company		Wynn Las Vegas, LLC a Nevada limited liability company
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member	By:	Wynn Resorts Holdings, LLC a Nevada limited liability company, its sole member
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member	By:	Valvino Lamore, LLC a Nevada limited liability company, its sole member
By:		By:	Wynn Resorts, Limited, a Nevada corporation,
Name:			its sole member
Title:
By:
Name:
Title:
PALO, LLC a Delaware limited liability company
By:	Wynn Resorts Holdings, LLC a Nevada limited liability company, its sole member
By:	Valvino Lamore, LLC a Nevada limited liability company, its sole member
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:
Name:
Title:

EXHIBIT "A"
Tenant's Property

EXHIBIT "B-1"
Holdings' Property

EXHIBIT "B-2"
Palo's Property

EXHIBIT "C"

APN 162-16-610-016, 162-16-610-007
and 162-16-610-006,
A portion of 162-16-511-009
162-16-510-007 through 018, inclusive,
162-16-510-021 through 022, inclusive,
162-16-510-024 through 025, inclusive,
162-16-510-028 through 031, inclusive,
162-16-610-028 through 030, inclusive,
162-16-610-021 through 022, inclusive,
162-16-610-017 through 019, inclusive,
162-16-610-008 through 015, inclusive, and
162-16-611-001 through 014, inclusive
RECORDING REQUESTED BY,
MAIL TAX STATEMENTS TO,
AND WHEN RECORDED
MAIL THIS INSTRUMENT TO:

WYNN RESORTS HOLDINGS, LLC
3145 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Legal Department

MEMORANDUM OF LEASE

        Notice is hereby given that Wynn Resorts Holdings, LLC, a Nevada limited liability company and Palo, LLC, a Delaware limited liability company (collectively "Landlord"), and Wynn Las Vegas, LLC, a Nevada limited liability company ("Tenant"), have entered into a Golf Course Lease Agreement dated October 21, 2002 ("Lease") by the terms of which Landlord has leased to Tenant the real property described on Exhibit "A" hereto for a term of thirty (30) years commencing October 21, 2002. Under the terms of the Lease, Tenant covenants not to use the Premises for any purpose other than a golf course and related and ancillary uses, including a clubhouse, restaurant and retail space. Reference is made to the Lease for further particulars.

[Signature Page Follows]

        IN WITNESS WHEREOF, we have set forth our hands as of the 21st day of October, 2002.

"Landlord"		"Tenant"
Wynn Resorts Holdings, LLC a Nevada limited liability company		Wynn Las Vegas, LLC a Nevada limited liability company
By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member	By:	Wynn Resorts Holdings, LLC a Nevada limited liability company, its sole member
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member	By:	Valvino Lamore, LLC a Nevada limited liability company, its sole member
By:	/s/ MARC H. RUBINSTEIN	By:	Wynn Resorts, Limited, a Nevada corporation,
Name:	Marc H. Rubinstein		its sole member
Title:	Senior Vice President, General Counsel & Secretary
		By:	/s/ MARC H. RUBINSTEIN
		Name:	Marc H. Rubinstein
		Title:	Senior Vice President, General Counsel & Secretary
PALO, LLC a Delaware limited liability company
By:	Wynn Resorts Holdings, LLC a Nevada limited liability company, its sole member
By:	Valvino Lamore, LLC a Nevada limited liability company, its sole member
By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ MARC H. RUBINSTEIN
Name:	Marc H. Rubinstein
Title:	Senior Vice President, General Counsel & Secretary

SCHEDULE 1

        1.    First Deed of Trust.    Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by Palo, LLC, a Delaware limited liability company, as Trustor, to Nevada Title Company, a Nevada corporation, as Trustee, for the benefit of Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent for the benefit of the Banks, as Beneficiary; and

        2.    Second Deed of Trust.    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by Palo, LLC, a Delaware limited liability company, as Trustor, to Nevada Title Company, a Nevada corporation, as Trustee, for the benefit of Wells Fargo Bank, National Association, in its capacity as the Mortgage Notes Indenture Trustee, as Beneficiary.

        3.    First Deed of Trust.    Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by Wynn Resorts Holdings, LLC, a Nevada limited liability company, as Trustor, to Nevada Title Company, a Nevada corporation, as Trustee, for the benefit of Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent for the benefit of the Banks, as Beneficiary; and

        4.    Second Deed of Trust.    Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing made by Wynn Resorts Holdings, LLC, a Nevada limited liability company, as Trustor, to Nevada Title Company, a Nevada corporation, as Trustee, for the benefit of Wells Fargo Bank, National Association, in its capacity as the Mortgage Notes Indenture Trustee, as Beneficiary.

1

QuickLinks

  Exhibit 10.4
GOLF COURSE LEASE between WYNN RESORTS HOLDINGS, LLC, and PALO, LLC, Landlord and WYNN LAS VEGAS, LLC, Tenant Dated October 21, 2002
TABLE OF CONTENTS
GOLF COURSE LEASE
SECTION 1 DEMISED PREMISES
SECTION 2 TERM
SECTION 3 RENT
SECTION 4 CONSTRUCTION OF THE GOLF COURSE; WATER
SECTION 5 FINANCING
SECTION 6 USE OF PREMISES; EXCLUSIVITY
SECTION 7 ALTERATIONS AND IMPROVEMENTS
SECTION 8 UTILITIES
SECTION 9 TAXES
SECTION 10 [INTENTIONALLY OMITTED]
SECTION 11 MAINTENANCE AND REPAIRS
SECTION 12 LIENS
SECTION 13 INSURANCE
SECTION 14 DESTRUCTION OF PREMISES; CONDEMNATION
SECTION 15 INDEMNIFICATION
SECTION 16 SUBORDINATION
SECTION 17 ASSIGNMENT AND SUBLETTING
SECTION 18 LEASEHOLD FINANCING
SECTION 19 [INTENTIONALLY OMITTED]
SECTION 20 RIGHT OF ACCESS
SECTION 21 ESTOPPEL CERTIFICATE
SECTION 22 EXPENDITURES
SECTION 23 DEFAULT
SECTION 24 MISCELLANEOUS
EXHIBIT "A" Tenant's Property
EXHIBIT "B-1" Holdings' Property
EXHIBIT "B-2" Palo's Property
EXHIBIT "C"
MEMORANDUM OF LEASE
SCHEDULE 1